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                                                                   Exhibit 23(b)



INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in the registration statements of MAPCO Inc. and The Williams Companies, Inc. shown below of our report dated January 27, 1998 (March 3, 1998, as to Notes 2 and 16 to the MAPCO Inc. consolidated financial statements) with respect to the consolidated financial statements of MAPCO Inc., which report includes explanatory paragraphs relating to certain litigation to which MAPCO Inc. is a defendant and the change in its method of accounting for business process reengineering activities to conform to the consensus reached by the Emerging Issues Task Force in Issue No. 97-13, appearing in this Current Report of The Williams Companies, Inc. on Form 8-K.

MAPCO Inc. Registration Statements

Form S-3:      Registration No. 33-34044
               Registration No. 333-20837

Form S-8:      Registration No. 33-13090(Post-effective Amendment No. 1)
               Registration No. 33-29044(Post-effective Amendment No. 1)
               Registration No. 33-33217

The Williams Companies, Inc. Registration Statements

Form S-3:      Registration No. 333-20929
               Registration No. 333-29185

Form S-8       Registration No. 33-2442      Registration No. 33-24322
               Registration No. 33-36770     Registration No. 33-44381
               Registration No. 33-40979     Registration No. 33-45550
               Registration No. 33-43999     Registration No. 33-51539
               Registration No. 33-51543     Registration No. 33-51551
               Registration No. 33-51549     Registration No. 33-51547
               Registration No. 33-51545     Registration No. 33-56521
               Registration No. 333-03957    Registration No. 333-11151
               Registration No. 333-40721    Registration No. 333-33735
               Registration No. 333-30095    Registration No. 333-48945


Deloitte & Touche LLP
Tulsa, Oklahoma
May 18, 1998